Exhibit 7.1

                             Joint Filing Agreement

         The undersigned hereby agree that the Amendment No. 3 on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of us.

Date:    November 14, 1997

                                   Gold & Appel Transfer, S.A., a British Virgin Islands corporation


                                   By /s/ Walt Anderson
                                      ---------------------------------------
                                            Walt Anderson, Attorney-in-Fact for
                                            Gold & Appel Transfer, S.A.


                                      /s/ Walt Anderson
                                      ---------------------------------------
                                      Walt Anderson